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                                                                     EXHIBIT 8.1

                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                            200 East Randolph Drive
                            Chicago, Illinois 60601

                                                                    Facsimile:
                                 (312) 861-2000                   (312) 861-2200

                                 April 17, 2003

MDP Acquisitions plc
MDCP Acquisitions I
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Ireland

Re:     MDP Acquisitions plc
        MDCP Acquisitions I
        Registration Statement on Form F-4
        Filed on April 17, 2003

Ladies and Gentlemen:

        You have requested our opinion concerning material U.S. federal income tax consequences of participating in the exchange offer and of acquiring, owning, or disposing of the senior notes described in the Registration Statement on Form F-4 filed with the Securities and Exchange Commission on April 16, 2003, pursuant to the Securities Act of 1933, as amended, by MDP Acquisitions plc
(the "Registration Statement").

        Our opinion, under the law in effect on the date hereof, is set forth in the statements made in the Registration Statement under the caption "Taxation/United States Taxation."

        The opinion set forth therein is based on the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures and announcements; existing judicial decisions; and other applicable authorities, all of which are subject to change, possibly with retroactive effect.

        In conclusion, we should note that unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinion stated in the Registration Statement will not be successfully challenged by the IRS or rejected by a court. We

London           Los Angeles             New York               Washington, D.C.

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                                KIRKLAND & ELLIS

MDP Acquisitions plc
MDCP Acquisitions I
April 17, 2003
Page 2

express no opinion concerning any Federal income tax matter other than those discussed in the Registration Statement.

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Registration Statement. By giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                                     Very truly yours,

                                                     /s/ KIRKLAND & ELLIS

                                                     KIRKLAND & ELLIS